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EXHIBIT 10.4

     THIS ASSOCIATE AGREEMENT made as of the 14 day of September, 1999.

BETWEEN:

     COi Solutions, Inc., a Company duly incorporated under the laws of the United States of America, with its head office in the City of Las Vegas in the State of Nevada, and the company's subsidiaries and designates, including Community-Builder.com, Inc., a company duly incorporated under the laws of Canada, with its head office in the city of Montreal in the province of Quebec.

     ("Coi"), OF THE FIRST PART

AND:

     TeleMedica Group, a Company duly incorporated under the laws of the United States of America, with its head office in the city of New York in the state of New York, and the company's subsidiaries and designates,

     ("TeleMedica"), OF THE SECOND PART


     WHEREAS COi is engaged in providing services which enable our customers to access and interact with their customers, anywhere, anytime. COi designs, builds and operates companies/organizations that do their global business over the Internet or private Intranets. COi is focused on four industry sectors: healthcare, retail, travel & tourism, and telecommunications. Currently, COi is engaged in building a number of "start up" organizations, however, we also do enhancement projects with medium and large businesses.

     AND WHEREAS TeleMedica professes an expertise in the operation, licensing and support of electronic healthcare systems for the distribution of pharmaceuticals and other medical products, and telemedicine applications. TeleMedica has an international focus for its services.

     THIS AGREEMENT WITNESSES that TELEMEDICA agrees to Associate with COi for the purpose of utilizing COi skills to develop a new business plan and to establish the operations of the company. This will involve but not be limited to creating new electronic healthcare services, working with TeleMedica alliance partners, suppliers and customers, and utilizing COi expertise, facilitation skills, program management skills, systems and services to streamline and "electronically enable the operations of " TELEMEDICA and related organizations", upon the following terms and conditions;







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     1.   ROLES AND DELIVERABLES FOR TELEMEDICA

     (a) In conjunction with COi, TELEMEDICA, will perform the following functions:

     (b) Work with COi to establish the overall mission and direction for TeleMedica.

     (c) Communicate COi's role as the Program Manager to the marketplace, alliance partners, suppliers, customers, and investors, as required.

     (d) Raise all funds for TeleMedica including the management fees and expenses of COi and suppliers retained by COi.

     (e) Work with COi on a monthly basis to establish and keep up to date an ongoing "Statement of Work/Deliverable Results" (see Schedule A attached) that defines the activities and related results to be achieved for success of the program.

     (f) Assist COi in generally promoting COi / TeleMedica as a new emerging company in the electronic healthcare services distribution business, and focused on becoming an industry leader on a global scale. This promotion would be done through attending trade shows, providing testimonials and attending other promotional events. TELEMEDICA would be responsible for all expenses incurred by its people in attending these events.

     (g) Support the development of other agreed to markets around the world.

     (h) Collaborate on the development of other opportunities through reviewing both organizations' applications, technology, intellectual property, products and services. Based on this review, both organizations could propose joint development projects for approval by both organizations, and then managed by a joint senior steering committee.

     (i) Accept accountability and then contribute resources, based on the aligned Statement of Work contained in Schedule A.

     (j) In the event that TELEMEDICA or COi desire to change the scope of work as is set out above, then in such event the following shall occur:

          (1) Both parties shall agree in writing to any amendment to either a segment of paragraph 1 (a) or the insertion of a new segment; through the modification of the attached Statement of Work/Deliverable Results (Schedule A) that defines the detailed events and costs for each phase of the overall project. This Statement of Work/Deliverables will be co-developed by COi and TELEMEDICA.




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          (2)  Additional remuneration levels/revenue sharing formulas based on performance will be established with the Statement of Work/Deliverable Results (Schedule A) periodically reviewed and revised in accordance with the revised scope of work proposed.

2.   ROLES AND DELIVERABLES FOR COi

     (a) In conjunction with TELEMEDICA, COi will perform the following functions:

     (b) Work with TELEMEDICA to establish the overall mission and direction for TeleMedica.

     (c) Establish a revised and more detailed business plan for TeleMedica.

     (d) As per the revised business plan, establish the operations of TeleMedica, which shall include but not be limited to the following activities; establish detailed marketing plans, technology plans and operational plans, establish the financial management processes (including, capital and expenses) for the company, acquire the appropriate human resources, acquire the appropriate systems, tools and assets, establish alliance partnerships, distribution agreements, and supplier agreements, develop the products and services of
          TeleMedica and support TeleMedica customers.   The details of
          the activities and results to be achieved by COi shall be identified in Schedule A: Statement of Work / Deliverable Results (attached to this document).

     (e) Work with TeleMedica on a monthly basis to establish and keep up to date an ongoing "Statement of Work / Deliverable
          Results" (see Schedule A attached) that defines the activities and related results to be achieved for success of the program.

     (f) Work with other strategic suppliers (e.g. information technology or healthcare), as they are identified, to co-design new electronic healthcare services. This could involve assisting in performing the market analysis, determining the scope and business case for the opportunity, creating the design specifications and workflow processes, identifying the technology requirements (where appropriate), creating the marketing and pricing plan, the building of a prototype service, determining market response to the prototype, and participating in establishing the operational service for delivery to specified markets.

     (g) Assist in generally promoting TeleMedica as a new emerging company in the electronic healthcare services distribution business, and focused on becoming an industry leader on a global scale. This promotion would be done through attending trade shows, providing testimonials and attending other promotional events. TELEMEDICA would be responsible for all expenses incurred by its people in attending these events.
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     (h)  Support the development of other agreed to markets around the world.

     (i) Collaborate on the development of other opportunities through reviewing both organizations' applications, technology, intellectual property, products and services. Based on this review, both organizations could propose joint development projects for approval by both organizations, and then managed by a joint senior steering committee.

     (j) Accept accountability and then contribute resources, based on the aligned Statement of Work contained in Schedule A, and in accordance with the compensation references in this document.

     (k) In the event that TELEMEDICA or COi desire to change the scope of work as is set out above, then in such event the following shall occur:

          (1) Both parties shall agree in writing to any amendment to either a segment of paragraph 1 (a) or the insertion of a new segment; through the modification of the attached Statement of Work/Deliverable Results (Schedule A) that defines the detailed events and costs for each phase of the overall project. This Statement of Work/Deliverable Results will be co-developed by COi and TELEMEDICA.

          (2) Additional remuneration levels/revenue sharing formulas based on performance will be established with the Statement of Work/Deliverable Results (Schedule A) periodically reviewed and revised in accordance with the revised scope of work proposed.


3.   COMPENSATION FOR COi

     (a) TELEMEDICA agrees to compensate COi the sum of $600,000 US before December 31, 1999.This sum will cover the base management/consulting fee to build the company until September 30, 2000.

     (b) In addition, COi will charge a minimum of 15% premium on all contracts with other suppliers that are managed by COi. Any premium higher than 15% will be negotiated between COi and TeleMedica, on a contract by contract basis.

     (c) All work to configure systems, build websites or otherwise integrate existing IT systems into solutions for end clients will be a separate chargeable service. COi will negotiate with TeleMedica and the end clients to establish distinct sub-contracts for such work.

     (d) Additional performance bonuses to be paid in cash and equity stock in TeleMedica will be negotiated as part of the ongoing agreement process in establishing the Statement of Work/Deliverable Results (Schedule A). All payment terms other than those identified in section 3 (a) will be negotiated.

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4.   DELEGATION

     Where applicable, COi shall be at liberty to provide additional personnel whether by way of employee or subcontractor to work on the said project(s) on the understanding that any compensation set forth by the above negotiation shall be billable only by Robert G. Jones
(President) on behalf of COi.

5.   TELEMEDICA OBLIGATIONS

     TELEMEDICA shall ensure at all times that COi has access to such information, employees of TELEMEDICA, partners, vendors and related organizations of TELEMEDICA or any other personnel involved in the projects as set out in Item 1. or the Statement of Work (Schedule A), and as may be required by COi to perform the activities as set out in
Item 1. or the Statement of Work (Schedule A).

6.   DURATION OF THIS AGREEMENT

     The duration of this agreement is one year, effective October 1, 1999. It is understood that at the end of the sixth month TeleMedica and COi shall initiate discussions regarding possible renewal of the contract beyond the first year, and that by the end of the ninth month, these discussions shall result in a contract renewal or an understanding that the contract will not be renewed.

7.   DISBURSEMENTS

     To be negotiated as per the Statement of Work/Deliverable Results.

8.   AMENDMENT OF THIS AGREEMENT

     Any changes to this Agreement must be in writing and signed by both parties in order to be effective. The party wishing to amend this Agreement shall serve notice on the other party in accordance with the notice provision set out below.

9.   EARLY TERMINATION OF THIS AGREEMENT

     In the event that TeleMedica wishes to terminate this agreement, notice of termination must be provided in writing 60 days ahead of the date of termination. TeleMedica shall pay within 15 days of notice of termination, all outstanding COi management fees, related COi expenses, and supplier invoices being managed by COi. TeleMedica shall also pay 25% of any outstanding contingent liability for management fees for the duration of this contract. TeleMedica will also assume full responsibility for all cancellation fees for services provided by other suppliers, and being managed by COi.

10.  BREACH OF CONTRACT/ARBITRATION

     (a) Any request for termination of this agreement by TeleMedica because of an a breach of contract shall be subject to a 30 day interval in which COi has the full opportunity to rectify the breach, and thereby prevent termination of the contract.


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     (b)  In the event of any disagreement or dispute regarding a breach of contract, both parties agree to follow the rules of arbitration as set out by the state of Nevada. Both parties agree that in the event of an impass, the arbitration process will be carried out in an expeditious timeframe, not to exceed 90 days, to resolve the dispute.

     (c) In the event that legal action or arbitration is initiated by either party, the losing party of such action must bear the legal and arbitration costs of both parties.

11.  EFFECTS OF TERMINATION

     Upon termination of this Agreement, as herein above provided, neither party shall have any further obligation hereunder except for:

     (a)  obligations accruing prior to the date of termination; or

     (b) obligations, promises, or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality of information, and indemnities.

12.  NOTICE

     Any notice of a proposed amendment or notice of termination, early or otherwise, as set out in the appropriate sections herein, shall require sixty (60) days written notice prior to the date on which the amendment or termination is to take effect and shall be required in written form, and delivered to the business address of the parties to this Agreement set forth below:

          TeleMedica Group
          P. O. Box 167
          Guilford, Connecticut
          USA  06437
          Attention:  Mr. William Ryder, CEO

          COi Solutions, Inc.
          5300 West Sahara
          Suite 101
          Las Vegas, Nevada
          USA     89102
          Attention: Mr. R. G. (Bob) Jones, President

Any notice which is required to be served under this Agreement shall be served by registered mail at the address as set forth above and the party upon whom the notice is being served shall have been deemed to have received the notice on the fifth day following the day on which this notice was mailed.







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13.  CONFIDENTIALITY

     (a) Any information discussed at Business Development Meetings or any other information obtained by either party as a result of this Agreement shall, at all times, be considered confidential. In the course of working together and during any Business Development Meetings, either party will or have become aware or have access to financial, business, marketing and other information, data, reports, tenders, opinions and other materials and documents, tangible or intangible, oral or written, which is the proprietary information of either party or their clients shall be considered Confidential Information.

     (b) Both parties agree to keep in strictest confidence all Confidential Information (as defined above) which either party may acquire in connection with or as a result of performance of this Agreement and agrees not to publish, communicate, divulge or disclose to any unauthorized third party or parties any information, without the prior written consent of the other party, during the term of this Agreement or at any time subsequent to it.

     (c)  Both parties agree not to use any of the foregoing
          Confidential Information except for the furtherance of its obligations under this Agreement.

14.  ASSIGNMENT

     No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties hereto.

15.  WAIVER OF BREACH

     The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

16.  GENDER AND NUMBER

     Whenever the context hereof requires, the gender of all words shall include the masculine, feminine and neuter and the number of all words shall include the singular and the plural.

17.  SEVERABILITY

     In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of this Agreement, which shall remain in full force and effect and enforceable in accordance with its terms.






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18.  ARTICLES AND OTHER HEADINGS

     The articles and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.  ENTIRE AGREEMENT

     This Agreement supersedes all previous contracts and constitutes the entire agreement between the parties. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendments. TELEMEDICA specifically acknowledges that in entering into and executing this Agreement, COi is relying solely upon the representations and agreements contained in this Agreement and no others.

20.       INTERPRETATION

     It is mutually agreed between the parties that this Agreement shall be interpreted in accordance with the laws of the State of Nevada and that the jurisdiction for any action commenced by either party as against the other shall be the appropriate Court at the City of Las Vegas in the State of Nevada.

     IN WITNESS WHEREOF the parties hereunto affixed their hands and seals, and the Corporation has hereunto affixed its corporate seal under the hands of its duly authorized officers in that behalf.

     DATED at New York, this 14th day of September, 1999.

SIGNED, SEALED AND DELIVERED  )
 in the presence of:          )

 TeleMedica Group
                              )  Per:
                              )
                              )
                              )
                              )
______________________________)
William Ryder, CEO

______________________________)
COi Solutions, Inc.
                              )  Per:
                              )
                              )
                              )
                              )
______________________________)
Robert G. Jones, President